EXHIBIT 10.12


To: Liuzhou OVM Prestress Construction Co. Ltd.

Pursuant to an agreement made between Liuzhou HVM Construction Machinery Co. Ltd. ("Liuzhou HVM") and Liuzhou OVM Joint Stock Company Limited (the "PRC Partner"), Liuzhou HVM agreed to transfer 69.3% equity interest in ("Construction Company") to the PRC Partner for consideration based on the fair value of the Construction Company, to be determined by an independent professional valuer, as of December 31, 2001. Accordingly, please arrange the engagement of Guangxi Zhengze Certified Public Accountants to perform the valuation as soon as possible.


                                 Liuzhou HVM Construction Machinery Co. Ltd.



                                 /s/ Ching Lung Po
                                 -------------------------------
                                Ching Lung Po, Chairman


Countersigned by:
Liuzhou OVM Joint Stock Company Limited



/s/ Chen Qian
------------------
Chen Qian


March 7, 2002



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April 9, 2001

OVM International Holding Corporation
Room 2105, West Tower, Shun Tak Centre,
200 Connaught Road C., Sheung wan,
Hong Kong.

Attn: Mr. Ching Lung Po

Dear Sirs,

Re: English Translation of Chinese Documents

We have reviewed the Chinese version and the English translation of the Memorandum of Understanding dated March 7, 2002 provided by you.

Please note that we do not hold qualification in translation but to the extent that we have reviewed the above English translation, we believe the translation should be fair and correct translation of the corresponding Chinese document above.


Yours sincerely,



/s/Li Song Zhang
---------------------
Li Song Zhang
Senior Lawyer